Exhibit 3.26

FILE NO. 94445

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
SEP 21 1971
FRANK J. HEALY
CORPORATION COMMISSIONER

ARTICLES OF INCORPORATION

OF

THE SPADY-REDFIELD CORPORATION
     The undersigned, being of legal age and desiring to form a corporation under the Oregon Business Corporation Act, adopts the following Articles of Incorporation, in duplicate:
ARTICLE I
     The name of the corporation is:
THE SPADY-REDFIELD CORPORATION
ARTICLE II
     The duration of the corporation is perpetual.
ARTICLE III
     This corporation is organized for the purpose of engaging in the business of garbage disposal and sanitary service and to engage in any lawful activity for which corporations may be organized under Chapter 57 of the Oregon Revised Statutes.
ARTICLE IV
     The aggregate number of shares which this corporation shall have the authority to issue is 1,000 shares of common stock, $1.00 par value.

      All stock shall be issued under the requirements of Section 1244 of the Internal Revenue Code of 1954, as amended, so as to qualify thereunder as small business corporation stock.
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ARTICLE V
     No shareholder of this corporation shall have any preemptive or other preferential right to subscribe to any shares of any class of stock of this corporation, whether now or hereafter authorized, or to any treasury shares offered for sale by the corporation, or to any obligations convertible into the stock of the corporation, issued or sold, nor any right of subscription to any hereof, other than such, if any, as the Board of Directors, in its discretion from time to time may determine, and at such price as the Board of Directors may from time to time fix, regardless of whether the issue or sale of any such shares shall adversely affect said shareholder’s proportion of voting power.
ARTICLE VI
     No transaction which the corporation may engage in with any officer, director or shareholder, or with any other interested person, or with any affiliated corporation, shall be invalidated or in any way affected merely because of the relationships involved, nor shall such transaction be invalidated or in any way affected merely because such person participated in the decision to enter into such transaction.
ARTICLE VII
     The first Board of Directors shall consist of four members whose names and post office addresses are:

Charles J. Spady	160 Oak Lane
Lebanon, Oregon 97355

Gordon L. Redfield	3125 South Hill Street
Albany, Oregon 97321

Robert E. Bunn	4130 S. W. Fairhaven
Corvallis, Oregon 97330
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Daniel E. Bunn	648 West 16th Street
McMinnville, Oregon 97128
ARTICLE VIII
     The Registered Agent of this corporation for service of process is Lee Davis Kell, whose address is 1107 Commonwealth Bldg., Portland, Oregon 97204, and said address is the registered office of this corporation.
ARTICLE IX
     The name and post office address of the incorporator is as follows: Lee Davis Kell, 1107 Commonwealth Building, Portland, Oregon 97204.
     IN WITNESS WHEREOF, I have this 20th day of September, 1971, hereunto set my hand in duplicate.

/s/ Lee Davis Kell

STATE OF OREGON	)
) ss.
County of Multnomah	)
I, Doris J. Peltier, Notary Public for Oregon, hereby certify that on the 20th day of September, 1971, personally appeared before me Lee Davis Kell, who being by me first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation, as incorporator, and that the statements therein contained are true.

/s/ Doris J. Peltier

Notary Public for Oregon
My commission expires: 1-6-75
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FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
MAY 25 1983
FRANK J. HEALY
CORPORATION COMMISSIONER

FILE No. 94445
Articles of Amendment
     Pursuant to the provisions of ORS 57.370, the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:
     1. The name of the corporation prior to this amendment is: The Spady-Redfield Corporation
     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on March 15, 1983:
     (The article or articles being amended should be set forth in full as they will be amended to read.)
ARTICLE I
          The name of the corporation is Albany-Lebanon Sanitation, Inc.
B.C.6      Articles of Amendment—For Gain
8-77          Submit in Duplicate
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     3. The total number of shares which, at time of adoption of amendment, were outstanding 1,000; entitled to vote thereon 1,000; voted for amendment 1,000; voted against amendment none.
     We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.
The Spady-Redfield Corporation
Name of Corporation

by /s/ [ILLEGIBLE]	and /s/ [ILLEGIBLE]
President	Asst. Secretary

Dated March 15, 1983.
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FILED AUG 23 1999 SECRETARY OF STATE
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
ALBANY-LEBANON SANITATION, INC.
          1. The name of the corporation is Albany-Lebanon Sanitation, Inc.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE X. ELIMINATION OF LIABILITY
     “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
     “1. Any act or omission occurring before the date this provision becomes effective;
     “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
     “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
     “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
     “5. Any transaction from which the director derived an improper personal benefit.
     “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
     “C. No amendment to or repeal of this Article X or adoption of any provision of these Articles of Incorporation inconsistent with this Article X, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article X and pertains to any
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act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article X unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE XI. INDEMNIFICATION
     “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article XI shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
     “B. Indemnification provided under this Article XI shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
     “C. The right to indemnification conferred by this Article XI shall be considered a contract right between the corporation and the person entitled to indemnity under this Article XI.
     “D. In addition to any rights set forth above in this Article XI, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
     3. The date each amendment was adopted is 8/18, 1999.

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          4. The amendments were approved by the shareholders. One thousand shares of the corporation are outstanding, 1,000 votes are entitled to be cast on the amendments, 1,000 votes were cast for the amendments, and no votes were cast against the amendments.

Albany-Lebanon Sanitation, Inc.

By	/s/ Gary A. Barton

Gary A. Barton, Vice President

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